                                                                      EXHIBIT 22

                                  WILTEK, INC.
                                   SUBSIDIARY

                                                                                                JURISDICTION OF
NAME                                                                                             INCORPORATION
--------------------------------------------------------------------------------------------  --------------------
Wiltek (U.K.) Ltd...........................................................................        United Kingdom

    The corporation listed is a direct subsidiary of Wiltek, which owns 100% of the voting securities. The subsidiary is included in the consolidated financial statements.

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